Exhibit 99.1

Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606

Equity Commonwealth Reports Third Quarter 2015 Results
Asset Sales Year-to-Date of $1.9 Billion
Same Property Portfolio 91.9% Leased
Third Quarter Leasing Activity of 1.4 Million Square Feet

Chicago - November 4, 2015 - Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter ended September 30, 2015. All per share results are reported on a diluted basis.

Results for the quarter ended September 30, 2015
Funds from Operations (FFO), as defined by the National Association of Real Estate Investment Trusts, for the quarter ended September 30, 2015, were $24.2 million, or $0.19 per share. This compares to diluted FFO for the quarter ended September 30, 2014 of $209.2 million, or $1.59 per share. The decrease in FFO during the third quarter 2015 was largely due to the company’s sale of its equity interest in Select Income REIT in 2014.

Normalized FFO was $46.4 million, or $0.36 per share. This compares to Normalized FFO for the quarter ended September 30, 2014 of $57.3 million, or $0.44 per share. The following items impacted Normalized FFO per share for the quarter ended September 30, 2015 compared to the corresponding 2014 period:

•	approximately ($0.22) per share from properties sold as part of the company’s previously announced repositioning plan;

•	approximately $0.08 per share from lower interest expense; and

•	approximately $0.07 per share from lower recurring general & administrative expense.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that tend to obscure the company’s operating performance. Definitions of FFO and Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

Net income attributable to common shareholders was $23.5 million, or $0.18 per share, for the quarter ended September 30, 2015. This compares to diluted net income attributable to common shareholders of $151.8 million, or $1.16 per share, for the quarter ended September 30, 2014.

The weighted average number of diluted common shares outstanding for FFO and net income attributable to common shareholders for the quarter ended September 30, 2015 was 129,878,396 shares, compared to 131,243,445 for the quarter ended September 30, 2014. The weighted average number of diluted common shares outstanding for Normalized FFO for the quarter ended September 30, 2015 was 129,878,396 shares, compared to 128,880,196 for the quarter ended September 30, 2014.

Operating Highlights
As of September 30, 2015, the company’s same property portfolio consisted of 67 properties comprising 25.3 million square feet, which excluded seven held for sale properties. For the quarter ended September 30, 2015, operating results were as follows:

•	The same property portfolio was 91.9% leased, compared to 91.7% as of June 30, 2015, and 90.6% as of September 30, 2014.

•	The company entered into leases for approximately 1,384,000 square feet, including renewal leases for approximately 955,000 square feet and new leases for approximately 429,000 square feet.

•	Same property cash NOI decreased 1.0% when compared to the same period in 2014, largely the result of a $1.7 million non-recurring charge taken for a parking tax matter.

•	Same property NOI decreased 1.2% when compared to the same period in 2014, largely the result of $2.8 million of non-recurring charges.

•	Cash rental rates on new and renewal leases were 3.2% higher compared to prior cash rental rates for the same space.

•	GAAP rental rates on new and renewal leases were 9.1% higher compared to prior GAAP rental rates for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to operating income, determined in accordance with GAAP, are included at the end of this press release. Same property NOI and same property cash NOI include properties continuously owned from July 1, 2014 through September 30, 2015 and exclude properties owned during this period that are designated as held for sale.

Significant Events

•
During the quarter, the company sold 14 properties totaling 5.5 million square feet for a gross sales price of $636.9 million. Proceeds were $472.1 million following credits for contractual lease costs and $147.2 million of mortgage debt repayments, including prepayment costs.

•
On August 24, 2015, the company announced the Board of Trustees authorized the repurchase of up to $100 million of its common shares. An additional $100 million of common share repurchases were authorized on September 14, 2015. During the quarter, the company repurchased 3,410,300 of its common shares at an average price of $25.76 per share for a total investment of $87.8 million.

Subsequent Events

•	In October 2015, the company closed on the sale of the seven held for sale office properties totaling 1.3 million square feet for a gross sales price of $131.2 million, including:

◦	A 643,000 square foot four-property portfolio in Georgia for $48.6 million;

◦	A 260,000 square foot property in Albuquerque, NM for $34.3 million;

◦	A 241,000 square foot property in Tucson, AZ for $32.0 million; and

◦	A 121,000 square foot property in Memphis, TN for $16.3 million.

Disposition Update
The company continues to pursue its previously announced plan to sell up to $3 billion of assets, creating capacity for future opportunities. Year-to-date, the company has sold $1.9 billion of assets at a weighted average cap rate in the low-to-mid 7% range. The company has 5 properties totaling over 2 million square feet in various stages of marketing for sale. The company is in the midst of a significant transition, focused on executing the disposition program and improving the performance of its properties.

Earnings Conference Call & Supplemental Data
Equity Commonwealth will host a conference call to discuss third quarter results on Thursday, November 5, 2015, at 9:00 am Central Time. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s Third Quarter 2015 Supplemental Operating and Financial Data is available for download on the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is an internally managed and self-advised real estate investment trust (REIT) with commercial office properties throughout the United States. EQC has a portfolio comprising 67 properties and 25.3 million square feet with executive offices in Chicago, IL.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding share repurchases, marketing the company’s properties for sale, consummating asset sales, identifying future investment opportunities, strengthening the balance sheet and improving property performance. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect the company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the company’s actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

While forward-looking statements reflect the company’s good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent Annual Report on Form 10-K and in the company’s Quarterly Reports on Form 10-Q for subsequent quarters.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
www.eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	September 30, 2015	December 31, 2014
ASSETS
Real estate properties:
Land	$413,281	$714,238
Buildings and improvements	3,559,060	5,014,205
	3,972,341	5,728,443
Accumulated depreciation	(884,183)	(1,030,445)
	3,088,158	4,697,998
Properties held for sale	112,150	—
Acquired real estate leases, net	99,017	198,287
Cash and cash equivalents	1,649,162	364,516
Restricted cash	28,463	32,257
Rents receivable, net of allowance for doubtful accounts of $9,281 and $6,565, respectively	184,679	248,101
Other assets, net	162,614	220,480
Total assets	$5,324,243	$5,761,639

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$—	$—
Senior unsecured debt, net	1,460,360	1,598,416
Mortgage notes payable, net	367,713	609,249
Liabilities related to properties held for sale	1,909	—
Accounts payable and accrued expenses	121,697	162,204
Assumed real estate lease obligations, net	4,890	26,784
Rent collected in advance	29,744	31,359
Security deposits	10,722	14,044
Total liabilities	$1,997,035	$2,442,056

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible; 4,915,196 and 4,915,497 shares issued and outstanding, respectively, aggregate liquidation preference of $122,880 and $122,887, respectively	$119,263	$119,266
Series E preferred shares; 7 1/4% cumulative redeemable on or after May 15, 2016; 11,000,000 shares issued and outstanding, aggregate liquidation preference $275,000	265,391	265,391
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 126,349,914 and 129,607,279 shares issued and outstanding, respectively	1,263	1,296
Additional paid in capital	4,410,951	4,487,133
Cumulative net income	2,290,564	2,233,852
Cumulative other comprehensive loss	(5,142)	(53,216)
Cumulative common distributions	(3,111,868)	(3,111,868)
Cumulative preferred distributions	(643,214)	(622,271)
Total shareholders’ equity	$3,327,208	$3,319,583
Total liabilities and shareholders’ equity	$5,324,243	$5,761,639

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues
Rental income(1)	$125,459	$174,216	$457,128	$518,663
Tenant reimbursements and other income	33,749	42,379	118,829	130,386
Total revenues	$159,208	$216,595	$575,957	$649,049

Expenses:
Operating expenses	$73,571	$99,392	$261,128	$293,824
Depreciation and amortization	40,522	57,213	156,858	168,693
General and administrative	16,249	47,450	43,718	96,395
Loss on asset impairment	—	—	17,162	17,922
Acquisition related costs	—	—	—	5
Total expenses	$130,342	$204,055	$478,866	$576,839

Operating income	$28,866	$12,540	$97,091	$72,210

Interest and other income	637	406	4,813	1,071
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $171, $(91), $23, and $(700), respectively)	(25,111)	(35,245)	(82,926)	(111,079)
(Loss) gain on early extinguishment of debt	(3,887)	6,699	6,111	6,699
Gain on sale of equity investment	—	171,754	—	171,721
Gain on issuance of shares by an equity investee	—	—	—	17,020
Foreign currency exchange loss	(9,809)	—	(8,953)	—
Gain on sale of properties	39,793	—	42,953	—
Income from continuing operations before income taxes and equity in earnings of investees	30,489	156,154	59,089	157,642
Income tax expense	(23)	(703)	(2,377)	(2,166)
Equity in earnings of investees	—	1,072	—	24,460
Income from continuing operations	30,466	156,523	56,712	179,936
Discontinued operations:
Income from discontinued operations (1)	—	95	—	8,220
Gain (loss) on asset impairment from discontinued operations	—	122	—	(2,238)
Loss on early extinguishment of debt from discontinued operations	—	—	—	(3,345)
Net income	$30,466	$156,740	$56,712	$182,573
Preferred distributions	(6,981)	(6,981)	(20,943)	(25,114)
Excess fair value of consideration over carrying value of preferred shares	—	—	—	(16,205)
Net income attributable to Equity Commonwealth common shareholders	$23,485	$149,759	$35,769	$141,254

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Amounts attributable to Equity Commonwealth common shareholders:
Income from continuing operations	$23,485	$149,542	$35,769	$138,617
Income from discontinued operations	—	95	—	8,220
Gain (loss) on asset impairment from discontinued operations	—	122	—	(2,238)
Loss on early extinguishment of debt from discontinued operations	—	—	—	(3,345)
Net income	$23,485	$149,759	$35,769	$141,254

Weighted average common shares outstanding — basic	128,739	128,880	129,386	123,736
Weighted average common shares outstanding — diluted (2)	129,878	131,243	130,093	123,736

Basic earnings per common share attributable to Equity Commonwealth common shareholders:
Income from continuing operations	$0.18	$1.16	$0.28	$1.12
Income from discontinued operations	$—	$—	$—	$0.02
Net income	$0.18	$1.16	$0.28	$1.14
Diluted earnings per common share attributable to Equity Commonwealth common shareholders:
Income from continuing operations	$0.18	$1.16	$0.27	$1.12
Income from discontinued operations	$—	$—	$—	$0.02
Net income (2)	$0.18	$1.16	$0.27	$1.14

(1)	Rental income and income from discontinued operations include non-cash straight line rent adjustments, and non-cash amortization of intangible lease assets and liabilities.
(2)
The series D preferred shares were dilutive for earnings per common share attributable to Equity Commonwealth common shareholders for the three months ended September 30, 2014. The numerator used to calculate earnings per common share attributable to Equity Commonwealth common shareholders per diluted share for the three months ended September 30, 2014 is $151,757, which excludes the series D preferred distribution for the same period. The series D preferred shares are anti-dilutive for all other periods presented. 1,139 common shares (1,139 and 707 common shares on a weighted average basis for the three and nine months ended September 30, 2015, respectively) would be issued to the RSU holders if the market-based vesting component of the RSUs was measured as of September 30, 2015. No RSUs had been issued as of September 30, 2014.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Calculation of FFO
Net income	$30,466	$156,740	$56,712	$182,573
Depreciation and amortization	40,522	57,213	156,858	168,693
Loss on asset impairment from continuing operations	—	—	17,162	17,922
(Gain) loss on asset impairment from discontinued operations	—	(122)	—	2,238
FFO from equity investees	—	1,456	—	33,007
Gain on sale of properties	(39,793)	—	(42,953)	—
Equity in earnings of investees	—	(1,072)	—	(24,460)
FFO attributable to Equity Commonwealth	31,195	214,215	187,779	379,973
Preferred distributions	(6,981)	(6,981)	(20,943)	(25,114)
FFO attributable to EQC Common Shareholders	$24,214	$207,234	$166,836	$354,859

Calculation of Normalized FFO
FFO attributable to EQC common shareholders	$24,214	$207,234	$166,836	$354,859
Recurring adjustments:
Lease value amortization	2,766	2,099	6,033	8,517
Straight line rent adjustments from continuing operations	(1,901)	(3,197)	(3,584)	(10,172)
Straight line rent adjustments from discontinued operations	—	—	—	(226)
Loss (gain) on early extinguishment of debt from continuing operations	3,887	(6,699)	(6,111)	(6,699)
Loss on early extinguishment of debt from discontinued operations	—	—	—	3,345
Minimum cash rent from direct financing lease (1)	2,032	2,032	6,096	6,096
Gain on sale of equity investments	—	(171,754)	—	(171,721)
Gain on issuance of shares by an equity investee	—	—	—	(17,020)
Interest earned from direct financing lease	(96)	(186)	(356)	(623)
Normalized FFO from equity investees, net of FFO	—	—	—	(3,353)
Other items which affect comparability:
Shareholder litigation and transition related expenses (2)	5,474	27,777	8,731	36,582
Transition services fee	198	—	2,613	—
Acquisition related costs	—	—	—	5
Gain on sale of securities	—	—	(3,080)	—
Foreign currency exchange loss	9,809	—	8,953	—
Normalized FFO attributable to EQC Common Shareholders	$46,383	$57,306	$186,131	$199,590

Weighted average common shares outstanding -- basic	128,739	128,880	129,386	123,736
Weighted average common shares outstanding -- diluted FFO (3)	129,878	131,243	130,093	123,736
Weighted average common shares outstanding -- diluted Normalized FFO (3)	129,878	128,880	130,093	123,736
FFO attributable to EQC common shareholders per share -- basic	$0.19	$1.61	$1.29	$2.87
FFO attributable to EQC common shareholders per share -- diluted(3)	$0.19	$1.59	$1.28	$2.87
Normalized FFO attributable to EQC common shareholders per share -- basic	$0.36	$0.44	$1.44	$1.61
Normalized FFO attributable to EQC common shareholders per share -- diluted (3)	$0.36	$0.44	$1.43	$1.61

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands, except per share data)

(1)
Contractual cash payments (including management fees) from one tenant at Arizona Center for the three and nine months ended September 30, 2015 and 2014 were $2,032 and $6,096, respectively. These payments will decrease to approximately $515 per year beginning in 2016. Our calculation of Normalized FFO reflects the cash payments received from this tenant. The terms of this tenant's lease require us to classify the lease as a direct financing (or capital) lease. As such, the revenue recognized on a GAAP basis within our condensed consolidated statements of operations was $104 and $194 for the three months ended September 30, 2015 and 2014, and $379 and $645 for the nine months ended September 30, 2015 and 2014, respectively. This direct financing lease has an expiration date in 2045.

(2)
Shareholder litigation and transition related expenses within general and administrative for the three and nine months ended September 30, 2015 includes $4.6 million and $6.9 million, respectively, for the change in the fair value of the shareholder-approved liability for the reimbursement of expenses incurred by Related/Corvex since February 2013 in connection with their consent solicitations to remove the former Trustees, elect the new Board of Trustees and engage in related litigation. On August 4, 2015, we reimbursed $8.4 million to Related/Corvex under the terms of the shareholder-approved agreement. An additional $8.4 million will be reimbursed only if the average closing price of our common shares is at least $26.00 (as adjusted for any share splits or share dividends) from August 1, 2015 through July 31, 2016. As of September 30, 2015, the fair value of this liability is $5.2 million.

(3)
The series D preferred shares were dilutive for FFO attributable to EQC common shareholders for the three months ended September 30, 2014. The numerator used to calculate FFO attributable to EQC common shareholders per diluted share for the three months ended September 30, 2014 is $209,232, which excludes the series D preferred distribution for the same period. The series D preferred shares are anti-dilutive for all other periods and per share measures presented. 1,139 common shares (1,139 and 707 common shares on a weighted average basis for the three and nine months ended September 30, 2015, respectively) would be issued to the RSU holders if the market-based vesting component of the RSUs was measured as of September 30, 2015. No RSUs had been issued as of September 30, 2014.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate, and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, net income attributable to Equity Commonwealth common shareholders, operating income and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to Equity Commonwealth common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income, net income attributable to Equity Commonwealth common shareholders, operating income and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Calculation of Same Property NOI and Same Property Cash Basis NOI
Rental income	$125,459	$174,216	$457,128	$518,663
Tenant reimbursements and other income	33,749	42,379	118,829	130,386
Operating expenses	(73,571)	(99,392)	(261,128)	(293,824)
NOI	$85,637	$117,203	$314,829	$355,225
Straight line rent adjustments	(1,901)	(3,197)	(3,584)	(10,172)
Lease value amortization	2,766	2,099	6,033	8,517
Lease termination fees	(1,759)	(1,534)	(7,875)	(3,272)
Cash Basis NOI	$84,743	$114,571	$309,403	$350,298
Cash Basis NOI from non-same properties (1)	(6,560)	(35,576)	(64,594)	(107,432)
Same Property Cash Basis NOI	$78,183	$78,995	$244,809	$242,866
Non-cash rental and termination income from same properties	454	625	(1,135)	(2,270)
Same Property NOI	$78,637	$79,620	$243,674	$240,596

Reconciliation of Same Property NOI to GAAP Operating Income
Same Property NOI	$78,637	$79,620	$243,674	$240,596
Non-cash rental and termination income from same properties	(454)	(625)	1,135	2,270
Same Property Cash Basis NOI	$78,183	$78,995	$244,809	$242,866
Cash Basis NOI from non-same properties (1)	6,560	35,576	64,594	107,432
Cash Basis NOI	$84,743	$114,571	$309,403	$350,298
Straight line rent adjustments	1,901	3,197	3,584	10,172
Lease value amortization	(2,766)	(2,099)	(6,033)	(8,517)
Lease termination fees	1,759	1,534	7,875	3,272
NOI	$85,637	$117,203	$314,829	$355,225
Depreciation and amortization	(40,522)	(57,213)	(156,858)	(168,693)
General and administrative	(16,249)	(47,450)	(43,718)	(96,395)
Loss on asset impairment	—	—	(17,162)	(17,922)
Acquisition related costs	—	—	—	(5)
Operating Income	$28,866	$12,540	$97,091	$72,210

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of properties disposed or classified as held for sale during 2015.

NOI is total revenues minus operating expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization, and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from July 1, 2014 through September 30, 2015. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2014 through September 30, 2015. Discontinued operations and properties classified as held for sale are excluded from same property results.

We consider these measures to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of our properties. We use these measures internally to evaluate individual, regional and combined property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, net income attributable to Equity Commonwealth common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income, net income attributable to Equity Commonwealth common shareholders, operating income and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.